March 1, 2007

Mr. Greg D. Kerley

Chief Financial Officer

Southwestern Energy Company

2350 North Sam Houston Parkway East, Suite 125

Houston, Texas

Dear Mr. Kerley:

This is to confirm that the client-auditor relationship between Southwestern Energy Company 401(k) Savings Plan (Southwestern Energy Company Commission File Number 1-08246) and PricewaterhouseCoopers LLP has ceased.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

cc:

Office of the Chief Accountant

PCAOB Letter Files

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC  20549-7561